SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




Date of Report: August 29, 1997



                        INTERNEURON PHARMACEUTICALS, INC.
- --------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


                                    DELAWARE
- --------------------------------------------------------------------------------
                 (State of other jurisdiction of incorporation)


        0-18728                                           043047911
        -------                                           ---------
(Commission File Number)                      (IRS Employer Identification No.)


        One Ledgemont Center, 99 Hayden Avenue, Lexington, Massachusetts
- --------------------------------------------------------------------------------
                    (Address of principal executive offices)

                                      02173
                                      -----
                                   (Zip Code)


Registrant's telephone no. including area code: (617) 861-8444







ITEM 5.  OTHER EVENTS

         On August 29, 1997, Interneuron Pharmaceuticals, Inc. (the "Company"), was served with a complaint in Alabama state court naming 10 pharmaceutical companies, including the Company, four weight-loss centers and one individual physician in what purports to be a nationwide class action on behalf of all persons who have suffered injury or who may suffer injury in the future due to use of one or more weight loss drugs, including fenfluramine, phentermine, and ReduxTM (dexfenfluramine). The suit alleges, among other things, that the various drugs were negligently tested and marketed and that the companies failed to adequately warn the medical community and patients of the risks associated with use of the weight loss drugs, singly and in combination, and failed to disclose pertinent information to the U.S. Food and Drug Administration. In addition, the complaint alleges causes of action based on strict liability, breach of warranty, negligent misrepresentation and fraud, and seeks an unspecified aggregate amount of actual and punitive damages, as well as injunctive relief. The Company intends to vigorously defend the action.

         Except for the descriptions of historical facts contained herein, this report contains forward-looking statements that involve risks and uncertainties as detailed from time to time in the Company's filings under the Securities Act of 1933 and the Securities Exchange Act of 1934, including in particular, risks relating to the commercialization of Redux, such as marketing, safety and regulatory, patent, product liability, litigation, supply, contractual obligations, uncertainties relating to clinical trials and other risks.




                                       -2-






                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INTERNEURON PHARMACEUTICALS INC.



                                       By:  /s/ Glenn L. Cooper
                                          ----------------------------------
                                          Glenn L. Cooper, M.D.
                                          President and Chief Executive Officer

Dated:  September 4, 1997